Exhibit 10.92
AMENDMENT NO. 2 TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT
AMENDMENT NO. 2 TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT dated as of February 8, 2013 (this “Amendment”) to the Amended and Restated Multicurrency Credit Agreement dated as of August 11, 2011 (as heretofore amended, the “Credit Agreement”) among CLIFFS NATURAL RESOURCES INC. (the “Company”), certain Foreign Subsidiaries of the Company from time to time party thereto, various Lenders from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as Syndication Agent and L/C Issuer, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., PNC CAPITAL MARKETS INC. and U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Book Managers, and FIFTH THIRD BANK and RBS CITIZENS, N.A., as Co-Documentation Agents.
W I T N E S S E T H :
WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Documents shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.     Amendments.
(a)    The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is amended by replacing the grid therein in its entirety and adding an additional paragraph directly under such grid as set forth below:

Level	Leverage Ratio For Such Pricing Date	Applicable Margin For Base Rate Loans And L/C Borrowings Shall Be:	Applicable Margin For Eurocurrency Loans And Letter Of Credit Fee Shall Be:	Applicable Margin For Commitment Fee Shall Be:
I	Less than 1.00 to 1.00	0.000%	0.750%	0.125%
II	Less than 1.50 to 1.00, but greater than or equal to 1.00 to 1.00	0.000%	1.00%	0.15%
III	Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00	0.25%	1.25%	0.175%
IV	Less than 2.75 to 1.00, but greater than or equal to 2.00 to 1.00	0.50%	1.50%	0.20%
V	Less than 3.25 to 1.00, but greater than or equal to 2.75 to 1.00	0.75%	1.75%	0.25%
VI	Less than 3.50 to 1.00, but greater than or equal to 3.25 to 1.00	1.00%	2.00%	0.30%
VII	Less than 4.25 to 1.00, but greater than or equal to 3.50 to 1.00	1.25%	2.25%	0.35%
VIII	Greater than or equal to 4.25 to 1.00	1.50%	2.50%	0.40%

Notwithstanding the foregoing, (1) Level VII shall apply during the Temporary Pricing Period and (2) following the date on which the officer’s certificate referenced in Section 6.01(c) is delivered with respect to the first quarter ending at least one day after the last day of the Temporary Revised Covenant Period, no level higher than Level VI shall apply.
(b)    The definition of “Restricted Investments” in Section 1.01 of the Credit Agreement is amended by (x) replacing clause (o) thereof in its entirety as follows:
(o) Investments of the Company and its Restricted Subsidiaries to make acquisitions of additional mining interests or for other strategic or commercial purposes; provided that, (i) in no event shall the amount of such Investments exceed the Permitted Investment Amount and (ii) after giving effect to any such Investment, no Default or Event of Default shall exist, including with respect to the covenants contained in Section 6.18 hereof on a pro forma basis; provided further that, in the case of any such Investment in which the aggregate amount to be invested is greater than U.S. $100,000,000, (A) during the Temporary Revised Covenant Period, the Leverage Ratio shall not be more than 3.50 to 1.00 on a pro forma basis and (B) the Company shall deliver to the Administrative Agent at least 3 Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Investment, a certificate confirming such pro forma compliance required under this clause (o);
; and (y) replacing clause (q) thereof in its entirety as follows:
(q) Investments, not otherwise permitted under clauses (a) - (p), of the Company and its Restricted Subsidiaries; provided that the Company shall be in pro forma compliance with Section 6.18 hereof and, in the case of any Investment in excess of U.S. $100,000,000, (i) during the Temporary Revised Covenant Period, the Leverage Ratio shall not be more than 3.50 to 1.00 on a pro forma basis and (ii) the Company shall deliver to the Administrative Agent at least 3 Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Investment, a certificate confirming such pro forma compliance required under this clause (q).
(c)    The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate place in alphabetical order:
“Balance Sheet Leverage Ratio” means, at any time the same is to be determined, the ratio of Total Funded Debt to Total Capitalization, each determined as of such time.
“Hybrid Securities” means any trust preferred security, deferrable interest subordinated debt security, mandatory convertible debt security or other hybrid debt security issued by the Company or any of its Restricted Subsidiaries (or a trust or other entity formed by the Company or any of its Restricted Subsidiaries) that (a) is accorded at least some equity treatment by S&P and/or Moody’s at the time of issuance thereof, (b) if issued by any Loan Party, is expressly subordinate in right of payment to the Obligations, and (c) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) does not mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable or subject to any mandatory repurchase requirement (except for any redemption or mandatory repurchase as the result of a change in control or event of default) at any time prior to the date that is six months after the Termination Date.
“Second Amendment Effective Date” means February 8, 2013.
“Tangible Net Worth” means, at any time the same is to be determined, Net Worth at such time less, to the extent reflected therein, the net amount of intangible assets which would appear on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Temporary Pricing Period” means the period beginning on the Second Amendment Effective Date and ending on the date on which the officer’s certificate referenced in Section 6.01(c) is delivered for the quarter ended March 31, 2013 (inclusive).

“Temporary Revised Covenant Period” means the period beginning on the Second Amendment Effective Date and ending on the earlier of (a) December 31, 2013 (inclusive) and (b) the date on which the Agent receives a notice from the Company providing that it desires to terminate the Temporary Revised Covenant Period.
“Total Capitalization” means, at any time the same is to be determined, the sum of Total Funded Debt and Net Worth.
(d)    Section 1.01(a) of the Credit Agreement is amended by deleting the definitions of “2013 PP Notes”, “Acquisition Indebtedness” and “Transition Period” in their entirety.
(e)    The Credit Agreement is amended by adding a new Section 1.10 as set forth below:
Section 1.10. Hybrid Securities. For purposes of determining Total Funded Debt and Net Worth, Hybrid Securities shall be accorded the same capital treatment as given to such Hybrid Securities by either S&P or Moody’s (whichever gives the lower treatment) at the time of issuance thereof; provided, however, that the maximum amount of Hybrid Securities that may be included in Net Worth and excluded from Total Funded Debt shall not at any time exceed 15% of the sum of Total Funded Debt plus Net Worth, in each case including such Hybrid Securities in accordance with their capital treatment by either S&P or Moody’s (whichever is used in accordance with this paragraph).
(f)    Section 6.12(j) of the Credit Agreement is amended to read in its entirety as set forth below:
(j) Indebtedness of Non-Guarantor Subsidiaries not otherwise permitted by this Section; provided that the aggregate amount at any time outstanding of all such Indebtedness plus Indebtedness of the Company and all Restricted Subsidiaries secured by Liens shall not exceed (i) during the Temporary Revised Covenant Period, 5% of consolidated total assets of the Company and its Restricted Subsidiaries as measured as of the end of the most recently completed fiscal quarter prior to the incurrence of such Indebtedness and (ii) at all other times, 10% of consolidated total assets of the Company and its Restricted Subsidiaries as measured as of the end of the most recently completed fiscal quarter prior to the incurrence of such Indebtedness;
(g)    Section 6.13(k) of the Credit Agreement is amended to read in its entirety as set forth below:
(k) Liens securing Indebtedness; provided that the aggregate amount of such secured Indebtedness at any time outstanding plus the Indebtedness of Non-Guarantor Subsidiaries under Section 6.12(j), without duplication, shall not exceed (i) during the Temporary Revised Covenant Period, 5%

of consolidated total assets of the Company and its Restricted Subsidiaries as measured as of the end of the most recently completed fiscal quarter prior to the incurrence of such Indebtedness and (ii) at all other times, 10% of consolidated total assets of the Company and its Restricted Subsidiaries as measured as of the end of the most recently completed fiscal quarter prior to the incurrence of such Indebtedness.
(h)    Section 6.16 of the Credit Agreement is amended to read in its entirety as set forth below:
6.16. Dividends and Certain Other Restricted Payments. (a) After the occurrence and during the continuation of a Default or an Event of Default, the Company shall not, nor shall it permit any of its Restricted Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than a dividend payable solely in stock or other equity interests) or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent the making of dividends or distributions (x) by any Restricted Subsidiary of the Company to its parent corporation or (y) previously declared by the Company if at the declaration date such payment was permitted by the foregoing.
(b) During the Temporary Revised Covenant Period and subject to Section 6.16(a), the aggregate amount of dividends and distributions referred to in clause (i) of Section 6.16(a) shall not exceed U.S. $0.3125 per common share in any fiscal quarter, unless after giving effect to any such dividend or distribution, the Leverage Ratio is not more than 3.50 to 1.00 on a pro forma basis.
(i)    Section 6.18(a) of the Credit Agreement is amended to read in its entirety as set forth below:
(a) (i) Maximum Ratio of Total Funded Debt to EBITDA. Except during the Temporary Revised Covenant Period, the Company shall not, as of the last day of each fiscal quarter of the Company, permit the Leverage Ratio to be more than 3.50 to 1.00.
(ii) Temporary Revised Covenant Period. During the Temporary Revised Covenant Period, the Company shall not, as of the last day of each fiscal quarter of the Company, permit (x) the Balance Sheet Leverage Ratio to be more than 52.5% or (y) Tangible Net Worth to be less than U.S. $4,621,000,000.
SECTION 3.    Representations of Company. The Company represents and warrants that (i) each of the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents will be true and correct in all material respects on and as of the Amendment Effective Date (except to the extent the same expressly relate to an earlier date with respect to which such representations and warranties shall be true and correct in all material respects as to such earlier date) and (ii) no Default or Event of Default will have occurred and be continuing on such date.
SECTION 4.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 5.     Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 6.     Effectiveness. This Amendment shall become effective on the date (“Amendment Effective Date”) when the Administrative Agent shall have received:
(a)    from each of the Company and Lenders comprising the Required Lenders a counterpart hereof signed by such party; and
(b)    an amendment fee for the account of each Lender in the amount heretofore mutually agreed.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CLIFFS NATURAL RESOURCES INC.
By:	/s/ Terrance M. Paradie
Name: Terrance M. Paradie
Title: Senior Vice President and Chief Financial Officer

By:	/s/ Matthew C. Bittner
Name: Matthew C. Bittner
Title: Vice President and Treasurer

BANK OF AMERICA, N.A.
By:	/s/ James K.G. Campbell
Name: James K.G. Campbell
Title: Director

JPMORGAN CHASE BANK, N.A.
By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

Bank of Montreal, Chicago Branch
By:	/s/ Yacouba Kane
Name: Yacouba Kane
Title: Vice president

CIBC Inc.
By:	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory
By:	/s/ Eoin Roche
Name: Eoin Roche
Title: Authorized Signatory

Citibank, N.A.
By:	/s/ Raymond G. Dunning
Name: Raymond G. Dunning
Title: Vice President

COMMONWEALTH BANK OF AUSTRALIA
By:	/s/ Nick Rees
Name: Nick Rees
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Blake Wright
Name: Blake Wright
Title: Managing Director
By:	/s/ James Austin
Name: James Austin
Title: Vice President

FIFTH THIRD BANK
By:	/s/ Eric Welsch
Name: Eric Welsch
Title: Vice President

Fifth Third Bank (Operating through its Canadian Branch)
By:	/s/ Mauro Spagnolo
Name: Mauro Spagnolo
Title: Principal Officer

HSBC Bank USA, N.A.
By:	/s/ Frank M Eassa
Name: Frank M Eassa
Title: Vice President

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Suzannah Valdivia
Name: Suzannah Valdivia
Title: Vice President

Mizuho Corporate Bank, Ltd.
By:	/s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

National Australia Bank Limited
By:	/s/ Marcia Bockol
Name: Marcia Bockol
Title: Director

PNC Bank NA
By:	/s/ Joseph G. Moran
Name: Joseph G. Moran
Title: Senior Vice President

RBS Citizens, N.A.
By:	/s/ Curtis C. Hunter III
Name: Curtis C. Hunter III
Title: Senior Vice President

Sumitomo Mitsui Banking Corporation
By:	/s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

The Bank of Nova Scotia
By:	/s/ Rafael Tobon
Name: Rafael Tobon
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Thomas Danielson
Name: Thomas Danielson
Title: Authorized Signatory

THE HUNTINGTON NATIONAL BANK
By:	/s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

Toronto Dominion (New York) LLC
By:	/s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

Union Bank, N.A.
By:	/s/ Yangling Joanne Si
Name: Yangling Joanne Si
Title: Vice President

U.S. Bank National Association
By:	/s/ Mark Irey
Name: Mark Irey
Title: AVP

Wells Fargo Bank, National Bank
By:	/s/ Leanne S. Phillips
Name: Leanne S. Phillips
Title: Director

WESTPAC BANKING CORPORATION
By:	/s/ David Brumby
Name: David Brumby
Title: Executive Director Westpac Americas